Date:	September 18, 2020

To:	New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey 07719

From:	Wells Fargo Bank, National Association

Re:	Amendment to Share Forward Transactions

Ladies and Gentlemen:

This letter agreement (this “Amendment”) amends the Confirmations (the “Confirmations”) in respect of the Share Forward Transactions between Wells Fargo Bank, National Association (“Dealer”) and New Jersey Resources Corporation (“Counterparty”) dated December 4, 2019 and December 5, 2019. Any capitalized term used but not defined herein shall have the meaning assigned thereto in the Confirmations.

1. Amendment. The Confirmations are hereby amended by replacing the date “September 30, 2020” opposite the term “Maturity Date” with “September 10, 2021”.

2. Amendment. Schedule I of the Confirmations is hereby replaced with the following:

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date:	USD 0.00
December 18, 2019	USD 0.3125
March 16, 2020	USD 0.3125
June 15, 2020	USD 0.3125
September 21, 2020	USD 0.3325
December 15, 2020	USD 0.3325
March 16, 2021	USD 0.3325
June 15, 2021	USD 0.3325

3. As of the date of this Amendment, Counterparty hereby repeats (i) the representations, warranties and agreements contained in the Confirmations under the headers “Representations and Agreements of Party B” and “Additional Representations, Warranties and Agreements of Party B” and (ii) the representation in Section 3(a)(iii) of the 2002 ISDA Master Agreement.

4. No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Master Confirmation and the Supplemental Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

6. Governing Law; Jurisdiction. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECT TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

7. Waiver of Jury Trial. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to Dealer.

Very truly yours,

WELLS FARGO BANK, NATIONAL
ASSOCIATION

		By:	/s/ Cathleen Burke
		Name:	Cathleen Burke
		Title:	Managing Director

Accepted and confirmed:

NEW JERSEY RESOURCES
CORPORATION

By:	/s/ Roberto Bel
Name:	Roberto Bel
Title:	Treasurer